Exhibit (p)

FIRST EAGLE FUNDS AND FIRST EAGLE VARIABLE FUNDS (each a “Fund”) and
First Eagle Investment Management, LLC (the “Adviser”)

PERSONAL SECURITIES TRADING CODE OF ETHICS

Selected Regulatory Guidance

Investment Company Act of 1940 - Rule 17j-1

Investment Advisers Act of 1940 – Rule 204A-1

Regulatory Summary

Rules 17j-1 and 204A-1 under the Investment Company Act of 1940 (the “Act”) and Investment Advisers Act (the “Advisers Act”), respectively, require a written code of ethics describing standards of business conduct, provision on reporting and reviewing personal trading, and other procedures necessary to prevent persons from engaging in fraudulent behavior.

Policy

1.	Statement of General Principles

This Personal Securities Trading Code of Ethics (“Code”) expresses the policy and procedures of First Eagle Investment Management, LLC (“FEIM” or the “Adviser”) and FEF Distributors, LLC (“FEF Distributors”), First Eagle Funds and First Eagle Variable Funds (each a “Fund”). The Code is enforced to insure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of the Funds or an Account (as defined herein). Personnel must at all levels act as fiduciaries, and as such must place the interests of the shareholders of the Funds or an Account before their own.

2.	Definitions

“Access Person” shall mean any employee, director, trustee, officer, general partner of the Funds or of the Adviser, or any Advisory Person or Control Advisory Person of the Funds or of the Adviser, or anyone who has access to non-public information regarding the Funds’ or Accounts’ purchase or sale of securities and is under the Adviser’s supervision and control.

“Account” shall mean any account or investment vehicle (other than a Fund) for which the Adviser may act as adviser or subadviser.

“Advisory Person” of the Funds or an Account means any employee of the Funds or the Adviser who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds or any Account, or

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whose functions relate to the making of any recommendations with respect to such purchases or sales, and shall include any natural person in a control relationship with the Funds or the Adviser who obtains information concerning recommendations made to the Funds or an Account with regard to the purchase or sale of a security. These latter persons are referred to as “Control Advisory Persons” to the extent they obtain such information on other than an isolated basis.

“Automatic Investment Plan” shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

The term “Beneficial Interest” shall mean any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a security. “Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. “Indirect pecuniary interest” includes, but is not limited to, an interest in a security held by members of your Immediate Family. Determination of what circumstances constitute an “indirect pecuniary interest” is within the discretion of the Chief Compliance Officer).

“Board” shall mean the board of directors or board of trustees of the Funds.

“Chief Compliance Officer” or “CCO” shall mean the Chief Compliance Officer appointed by the Board of the Funds or the Chief Compliance Officer appointed by the Adviser, if different, and any of his, her or their designees.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

The term “Covered Security” shall mean a security defined in Section 2(a)(36) of the Act and shall include First Eagle Funds and options, but shall not include direct obligations of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, other money market instruments including repurchase agreements, and shares of other registered open-end investment companies.

“Disinterested Director” of the Funds shall mean a director or trustee thereof who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the Act.

“Fund” or “Funds” shall mean First Eagle Funds and First Eagle Variable Funds and any other registered investment company for which the Adviser may act as adviser or subadviser.

The term “First Eagle Fund” shall mean any separate investment portfolio of a Fund (currently, First Eagle Global Fund, First Eagle Overseas Fund, First Eagle U.S. Value Fund, First Eagle Gold Fund, First Eagle High Yield Fund, First Eagle Global Income Builder Fund, First Eagle Fund of America or First Eagle Overseas Variable Fund).

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“Immediate Family” is a relative or domestic partner who shares your household, including your spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws. Determination of which other relative or persons constitutes “Immediate Family” is within the discretion of the CCO.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), by or for an issuer of such securities which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15d of the Securities Exchange Act of 1934 Act.

“Investment Persons” of the Funds or the Adviser includes Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers’ decisions (e.g. securities analysts and traders) and shall also include any natural person in a control relationship with the Funds or the Adviser who obtains information concerning recommendations made to the Funds or an Account with regard to the purchase or sale of a security.

“Limited Offering” shall mean an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

“Portfolio Managers” shall mean those persons who have direct responsibility and authority to make investment decisions for a Fund or an Account.

The “purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security. The sale of a First Eagle Fund includes its redemption by the issuing mutual fund company or the exchange of the First Eagle Fund in accord with the exchange policies of the issuing mutual fund company.

Procedures

3.	Prohibited Securities Transactions

The prohibitions described below will only apply to a transaction in a Covered Security in which the designated person has, or by reason of such transaction acquires or disposes, any Beneficial Interest in such Covered Security (“Securities Transaction”).

A.	Blackout Trading Periods - Access Persons

No Access Person shall execute a Securities Transaction on a day during which the Funds or an Account have a pending buy or sell order in that same Covered Security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods are required to be disgorged to a charity selected by the Adviser.

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B.	First Eagle Funds – Access Persons

No Access Person shall engage in a market timing or similar arbitrage strategy with respect to Mutual Fund Shares. Trading in any security, including First Eagle Funds while in the possession of material non-public information (or inside information) about the issuer being transacted in is prohibited. Access Persons are subject to the prohibitions and fees on short-term trading in the First Eagle Funds as are set forth in each Fund’s prospectus. Any profits realized on trades within the required holding period are required to be disgorged to a charity selected by the Adviser. Transactions in First Eagle Securities not effected through an Access Person’s retirement, deferred compensation or other employer-sponsored savings program may be effected only through FEF Distributors (or another broker approved for such trades by the CCO). While preclearance of transactions in First Eagle Funds is not required, all transactions must be reported quarterly, regardless of the account in which they are effected.

C.	Blackout Trading Periods - Investment Persons

No Investment Person shall buy or sell a Covered Security within seven calendar days before a Fund or Account trades in that Covered Security (regardless of whether the Portfolio Manager manages such Fund or Account). No Investment Person shall execute a Securities Transaction within seven calendar days after a Fund or Account trades in that Covered Security (regardless of whether the Portfolio Manager manages such Fund or Account) if such purchase or sale is on the opposite side of the market as that of the Fund or Account. Any profits realized on trades within the proscribed periods are required to be disgorged to a charity selected by the Adviser.

D.	Ban on Short-Term Trading Profits - Investment Persons and Control Advisory Persons

Investment Persons, including, for this purpose, Control Advisory Persons, may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days. (This prohibition does not apply to First Eagle Funds, which are covered by the separate requirements of Section 3B.) Any profits realized on such short-term trades are required to be disgorged to a charity selected by the Adviser.

E.	Ban on Securities Purchases of an Initial Public Offering – Access Persons, Investment Persons and Control Advisory Persons

Access Persons and Investment Persons, including, for this purpose, Control Advisory Persons, may not acquire any securities in an Initial Public Offering.

F.	Securities Offered in a Limited Offering – Access Persons, Investment Persons and Control Advisory Persons

Access Persons and Investment Persons, including, for this purpose, Control Advisory Persons, may not acquire any securities in a Limited Offering without the prior written consent of the Chief Compliance Officer. Furthermore, should written consent be given,

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Investment Persons are required to disclose such investment when participating in an Account’s or Fund’s subsequent consideration of an investment in such Limited Offering. In such circumstances, the Account’s or Fund’s decision to purchase securities of such Limited Offering should be subject to an independent review by the CCO.

4.	Exempted Transactions

A.       Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3A, 3B, 3C and 3D of this Code shall not apply to:

(i)        Purchases or sales effected in any account over which the person has no direct or indirect influence or control, or in any account of the person which is managed on a discretionary basis by a person other than such person and with respect to which such person does not in fact influence or control such transactions.

(ii)       Purchases or sales of securities which are not eligible for purchase or sale by the Funds or an Account. Transactions in First Eagle Funds shall not be exempted under this Section 4.A(ii).

(iii)      Purchases or sales which are non-volitional by the person, Funds or Account.

(iv)      Purchases which are part of an Automatic Investment Plan.

(v)       Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(vi)      Any equity securities transaction, or series of related transactions, involving 500 shares or less or amounting to $10,000 or less, in the aggregate if (i) the person has no prior knowledge of transactions in such Covered Security by an Account or the Funds and (ii) if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion at the time of purchase. Transactions in First Eagle Funds shall not be exempted under this Section 4.A(vi). There is no similar de minimis exemption for options, futures, derivatives, or similar instruments.

(vii)     Any fixed income securities transaction involving $50,000 principal amount or less if the person has no prior knowledge of transactions in such securities by an Account or the Funds.

(viii)    All other transactions contemplated by a person which receive the prior approval of the CCO.

Purchases or sales of a specific Covered Security (other than a First Eagle Fund, as to which the provisions of the following two sentences apply) may receive the prior approval of the CCO because the CCO has determined that no abuse is involved and that

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such purchases and sales would be very unlikely to have any economic impact on an Account or the Funds or on the Account’s or the Fund’s ability to purchase or sell such Covered Securities. In the case of a transaction in a First Eagle Fund subject to preclearance under Section 3B, the transaction may be excepted by the CCO from the normal holding period requirement contemplated thereby (but not from any applicable redemption fee) in exceptional circumstances (for example, in cases of significant market disruption or significant personal hardship on the part of the person or his or her Immediate Family).

B.        The prohibition in Section 3A shall not apply to Disinterested Directors of the Funds, unless a Disinterested Director, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director of the Funds, should have known that the Funds had a pending buy or sell order in that same Covered Security, which order had not yet been executed or withdrawn.

C.        A transaction by Access Persons (other than Investment Persons) inadvertently effected during the period proscribed in Section 3A will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any relevant Securities Transaction by an Account or the Funds.

D.        A transaction by Investment Persons inadvertently effected during the period proscribed in Section 3C will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any relevant Securities Transaction by an Account or the Funds.

E.         The prohibition in Section 3D shall not apply to profits earned from a Securities Transactions in which securities are not the same (or equivalent) to those owned, shorted or in any way traded by the Funds or an Account during the 60 day period; provided, however, that if the CCO determines that a review of the person’s reported Securities Transactions indicates an abusive pattern of short-term trading, the CCO may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such Covered Security is the same (or equivalent) to that owned, shorted or in any way traded by an Account or the Funds.

F.         The prohibitions of Sections 3A, 3B, 3C and 3D of this Code shall not apply to Securities Transactions involving shares of broad-based market exchange traded funds (ETFs) and HOLDRs that are based on indices such as those listed in Appendix D that have a minimum of 25 securities with no one security representing more than 25% of the index at the time of purchase. (These Securities are not exempt from the Initial, Annual or Quarterly reporting requirements.)

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5.	Preclearance

Access Persons (other than Disinterested Directors, except as described below in this Section) must preclear all Securities Transactions. In the case of First Eagle Fund, preclearance is required only if the proposed transaction would otherwise violate Section 3B. Pre-clearance shall not be required for Securities Transactions involving shares of broad-based market exchange traded funds (ETFs) and HOLDRs that are based on indices such as those listed in Appendix D that have a minimum of 25 securities with no one security representing more than 25% of the index at the time of purchase. (These Securities Transactions are not exempt from the Initial, Annual or Quarterly reporting requirements.)

All requests for preclearance must be submitted to the CCO. Such requests shall be made only through the Adviser’s electronic preclearance system. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

Disinterested Directors must preclear transactions in First Eagle Securities that would otherwise violate Section 3B, but need not preclear their personal investments in other securities unless a Disinterested Director knows, or in the course of fulfilling his or her official duties as a Disinterested Director should know, that, within the most recent 15 days, any of the Funds have purchased or sold, or considered for purchase or sale, such Covered Security or is proposing to purchase or sell, directly or indirectly, any Covered Security in which the Disinterested Director has, or by reason of such Securities Transaction would acquire, any Beneficial Interest.

6.	Reporting

A.        The Chief Compliance Officer shall periodically identify all Access Persons, Advisory Persons, Control Advisory Persons and Investment Persons and inform such persons of their respective reporting and compliance obligations under this Code of Ethics.

B.        Access Persons (other than Disinterested Directors) are required to direct their broker(s) (and any mutual fund company with which they maintain an account) to supply to the Chief Compliance Officer on a timely basis duplicate copies of confirmations of all Securities Transactions and copies of periodic statements for all securities or mutual fund accounts, whether existing currently or to be established in the future. A sample letter for this purpose is attached as Appendix A. The Securities Transaction reports and/or duplicates should be addressed “Personal and Confidential.” Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rules 17j-1 of the Act and 204A-1 of the Advisers Act.

C.        In general, pursuant to various regulatory rule exceptions and interpretations, no reporting is required of Disinterested Directors. However, a Disinterested Director shall report to the Chief Compliance Officer, no later than thirty days after the end of the calendar quarter in which the transaction to which the report relates was effected, the information required in Appendix B hereto any Securities Transaction in which such Disinterested Director

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has, or by reason of such transaction acquires, a Beneficial Interest in a Covered Security that such Disinterested Director knew, or in the course of fulfilling his or her official duties as a director should have known, that during a 15 day period immediately before or after, any of the Funds have purchased or sold, or considered for purchase or sale, such Covered Security. . A Disinterested Director is not required to submit any report for any Securities Transaction provided that the transaction and required information are otherwise reported on duplicate copies of broker trade confirmations and account statements provided to the Chief Compliance Officer. A Disinterested Director is not required to submit any report with respect to securities held in accounts over which the Disinterested Director has no direct or indirect influence or control.

D.       Whenever a person designated as an Investment Person recommends that an Account or the Funds purchase or sell a Covered Security, he or she shall disclose to the person to whom the recommendation is made, as well as to the Chief Compliance Officer, if he or she presently materially owns such Covered Security, or whether he or she is considering the purchase or sale of such Covered Security.

E.       Not later than ten days after a person becomes an Access Person, the Access Person will disclose all personal Covered Securities holdings and all their accounts with any broker, dealer or mutual fund company (which information must be as of a date no more than forty-five days before the report is submitted), which shall contain the following information:

•	The title of security, and as applicable the exchange ticker symbol or CUSIP, interest rate and maturity date, number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Interest;
•	The name of any broker, mutual fund company, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit;
•	The nature of the interest (i.e., direct or indirect ownership);
•	The name and number of any such account; and
•	The date the Access Person submits the report.

The Access Person shall immediately notify the Chief Compliance Officer upon establishing any account with a securities or derivatives broker or dealer or a mutual fund company.

F.       Except as otherwise provided below, every Access Person shall report to the Chief Compliance Officer, no later than 30 days after the end of each calendar quarter, the following information or such information as required by the CCO:

(a)	With respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Interest in the Covered Security:
•	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP, interest rate and maturity date, number of shares and principal amount of each Covered Security involved;

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•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the security at which the transaction was effected;
•	The nature of interest (i.e., direct or indirect ownership);
•	The name of the broker, mutual fund company, dealer or bank with or through which the transaction was effected; and
•	The date the Access Person submits the report.

(b)	With respect to any account established or closed by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
•	The name of the broker, mutual fund company, dealer or bank with whom the Access Person established the account;
•	The date the account was opened or closed;
•	The name and number of any such account; and
•	The date that the report is submitted by the Access Person.

G.       All personal matters discussed with the Chief Compliance Officer, or members of the CCO, and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Board of the Funds and the Adviser and by the appropriate regulatory agencies.

7.	Annual Certification

A.       Each Access Person must acknowledge in writing his or her receipt of the Code and any amendments. In addition, on an annual basis Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. A sample of the certification is attached as Appendix C.

B.	Annual Holdings, Transactions and Accounts Reports

Except as otherwise provided below, every Access Person shall report to the Chief Compliance Officer, no later than January 31 of every calendar year, the following information (which information must be current as of a date no more than 45 days prior to the date of such report) or such other information as required by the CCO:

•	The title of security, and as applicable the exchange ticker symbol or CUSIP number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Interest;
•	The name of any broker, mutual fund company, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit (this includes ALL investment accounts even accounts that

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contain non-Covered Securities (for example mutual funds) but it does not include bank accounts); and
•	The date the Access Person submits the report.

Such report shall include the quarterly transactions for the fourth quarter.

An Access Person need not make a report under this Section 7B with respect to: (i) securities held in any account over which that person had no direct or indirect influence or control; or (ii) transactions effected pursuant to an Automatic Investment Plan.

Each Access Person shall file with the Chief Compliance Officer as part of the report required by this section the names and affiliations of Immediate Family members residing with such person, who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of the Adviser’s personnel in the discharge of their duties.

8.	Confidential Status of the Accounts’ and the Funds’ Portfolios

The current portfolio positions of the Accounts and Funds managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential.

If non-public information regarding an Account’s or Fund’s portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

9.	Non-Public Material Information

Unless as expressly permitted by the CCO, in certain limited, lawful, circumstances, no Access Person may purchase or sell any Covered Security or be involved in any way in the purchase or sale of a Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained. This prohibition covers transactions for clients, as well as transactions for personal accounts.

Furthermore, no Access Person possessing material non-public information may disclose such information to any person other than the Chief Compliance Officer, except to the extent authorized by the Chief Compliance Officer. Disclosing non-public material information to others is known as “tipping” and is prohibited.

Non-public information includes corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation. Trading First Eagle Funds while in the possession of non-public information about the Fund being transacted in is prohibited. Material information is information which an investor would consider important in making an investment decision and which would substantially affect the market price of a security if disclosed.

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10.	Gifts - Investment Persons

Investment Persons shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Funds or an Account. For purposes of this Code, “more than de minimis value” shall mean any gift in excess of a value of $100 per year.

11.	Services as a Director in a Publicly Traded Company - Access Persons

Investment Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Board of the Funds, based upon a determination that the board service would be consistent with the interests of the Funds and its shareholders (and/or an Account). When such authorization is provided, the Investment Persons serving as a director will be isolated from making investment decisions with respect to the pertinent company through “Chinese Wall” or other procedures.

12.	Outside Employment

No Access Person may render investment advice to persons other than the Adviser’s clients, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and approved in writing by the Adviser. All transactions for such outside advisory clients of the Access Person are subject to the reporting requirements of Section 6 above.

13.	Compliance Review

The Chief Compliance Officer may conduct compliance reviews of personal Securities Transactions, including a comparison with completed and contemplated portfolio transactions of the Funds or an Account to determine whether a violation of this Code may have occurred. The Chief Compliance Officer may compare reported First Eagle Fund Securities Transactions with Fund or Account records to determine whether a violation of this Code may have occurred. . Before making any determination that a violation has been committed by any person, the CCO shall give such person an opportunity to supply additional information regarding the Securities Transaction in question.

14.	Sanctions

The Board of the Funds and/or senior management of the Adviser will be informed of material violations of this Code on a quarterly basis and may impose such sanctions as they deem appropriate, including a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a Securities Transaction done in violation of this Code.

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15.	Board Review

The Board of the Funds shall annually receive a copy of the existing Code, along with a list of recommendations, if any, to change the existing Code based upon experience, evolving industry practices or developments in applicable laws or regulations. No less frequently than annually, the Chief Compliance Officer shall submit to the Board of the Funds a written report that:

A.       Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or its procedures and sanctions imposed in response to the material violations; and,

B.       Certifies that the Funds, and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

16.	Recordkeeping

The Chief Compliance Officer shall maintain, at the Funds’ and the Adviser’s principal place of business, the following records and shall make these records available to the Securities and Exchange Commission and its representatives:

A.	A copy of each Code in effect during the past five years.
B.	A record of any violation and the action taken.
C.	A copy of each Access Person’s reports.
D.	A record of all Access Persons.
E.	A copy of the written reports to the Board.
F.	A record of the reasons for preapproving transactions in Initial Public Offerings or Private Offerings of Covered Securities.
G.	A record of the reasons for preapproving transactions that would otherwise violate Section 3B.

17.       Reporting of Code Violations. Each employee shall promptly notify the Chief Compliance Officer of any violation of the Code.

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Appendix A

Date

XYZ Broker Dealer/Mutual Fund Company

Re:

Dear Sir/Madam:

Please accept this letter as permission, to allow ___________, an employee of our firm, to maintain an account(s) with your firm.

In regards to the above, please send duplicate confirmations and statements on all transactions to the following:

First Eagle Investment Management, LLC
Attn: Compliance Department
1345 Avenue of the Americas
New York, NY 10105-4300

Thank you for your prompt attention to this matter.

Very Truly Yours,

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:

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Appendix B

(For Disinterested Directors)

Information required to be reported:

(1)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2)	The nature of the transaction (i.e., purchase, sale, exchange or any other type of acquisition or disposition);

(3)	The price of the Covered Security at which the transaction was effected;

(4)	The name of the broker, dealer, bank or mutual fund company with or through which the transaction was effected; and

(5)	The date that the report is submitted by the Disinterested Director.

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Appendix C

Certification

I hereby certify that:

I have received a current copy of the Personal Securities Trading Code of Ethics and the First Eagle Investment Management, LLC Code of Conduct, and have read and understand these Codes.

I recognize that I am subject to these Codes and certify that have complied with the requirements of the Codes.

I have disclosed or reported all my personal securities transactions required to be disclosed or reported pursuant to the Codes.

Signature

Print Name

Date

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Appendix D

Broad-Based Market Exchange Traded Funds (ETFs) and HOLDRs

NO.	Index Name	NO.	Index Name
1	AMEX Composite Index	74	MSCI EAFE Small Cap Index
2	Dow Jones Industrial Average Index	75	MSCI EAFE Value Index
3	Dow Jones Australia Index	76	MSCI Emerging Markets Index
4	Dow Jones Brazil Index	77	MSCI EMU Index
5	Dow Jones Canada Index	78	MSCI Japan Index
6	Dow Jones France Index	79	MSCI Korea Index
7	Dow Jones Germany Index	80	Pacific ex-Japan Index
8	Dow Jones Global Select Dividend Index	81	MSCI Taiwan Index
9	Dow Jones Hong Kong Index	82	MSCI United Kingdom Index
10	Dow Jones Japan Index	83	MSCI US Broad Market Index
11	Dow Jones Malaysia Index	84	MSCI US Investable Market 2500 Index
12	Dow Jones Select Micro Cap Index	85	MSCI US Investable Market Growth Index
13	Dow Jones Singapore Index	86	MSCI US Investable Market Value Index
14	Dow Jones South Korea Index	87	MSCI US Large Cap 300 Index
15	Dow Jones Taiwan Index	88	MSCI US Large Cap Growth Index
16	Dow Jones Thailand Index	89	MSCI US Large Cap Value Index
17	Dow Jones U.K. Index	90	MSCI US Micro Cap Index
18	Dow Jones U.S. Index	91	MSCI US Mid Cap 450 Index
19	Dow Jones U.S. Large-Cap Index	92	MSCI US Mid Cap Growth Index
20	Dow Jones U.S. Mid-Cap Index	93	MSCI US Mid Cap Value Index
21	Dow Jones U.S. Small-Cap Index	94	MSCI US Prime Market 750 Index
22	Dow Jones Wilshire 4500 Completion Index	95	MSCI US Prime Market Growth Index
23	Dow Jones Wilshire 5000 Completion Index	96	MSCI US Prime Market Value Index
24	Dow Jones Wilshire 5000 Total Market Index	97	MSCI US Small + Micro Cap Index
25	Dow Jones Wilshire U.S. 2500 Index	98	MSCI US Small + Micro Cap 2200 Index
26	Dow Jones Wilshire U.S. Large-Cap Growth Index	99	MSCI US Small + Micro Cap Growth Index
27	Dow Jones Wilshire U.S. Large-Cap Index	100	MSCI US Small + Micro Cap Value Index
28	Dow Jones Wilshire U.S. Large-Cap Value Index	101	MSCI US Small Cap 1750 Index
29	Dow Jones Wilshire U.S. Micro-Cap Index	102	MSCI US Small Cap Growth Index
30	Dow Jones Wilshire U.S. Mid-Cap Growth Index	103	MSCI US Small Cap Value Index
31	Dow Jones Wilshire U.S. Mid-Cap Index	104	Russell - 3000 Index
32	Dow Jones Wilshire U.S. Mid-Cap Value Index	105	Russell - 2000 Index
33	Dow Jones Wilshire U.S. Small-Cap Growth Index	106	Russell 2500 Index
34	Dow Jones Wilshire U.S. Small-Cap Index	107	Russell - 1000 Index

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Appendix D

Broad-Based Market Exchange Traded Funds (ETFs) and HOLDRs

35	Dow Jones Wilshire U.S. Small-Cap Value Index	108	Russell 2000 Growth Index
36	Dow Jones World Index	109	Russell 2500 Growth Index
37	Dow Jones Wilshire 5000 Total Market Index	110	Russell 3000 Growth Index
38	FORTUNE 500 Index	111	Russell 2000 Value Index
39	FTSE All World BRIC Index	112	Russell 2500 Value Index
40	FTSE All World Emerging Asia Pacific Index	113	Russell 3000 Value Index
41	FTSE All World Emerging Europe Index	114	Russell 1000 Growth Index
42	FTSE All World Emerging Index	115	Russell 1000 Value Index
43	FTSE All World ex US Index	116	Russell Global Index
44	FTSE All World Latin America Index	117	Russell Global Large Cap Index
45	FTSE All World Middle East & Africa Index	118	Russell Global ex-U.S. Index
46	FTSE Asia Pacific Index	119	Russell Midcap Growth Index
47	FTSE Developed ex US Index	120	Russell Midcap Value Index
48	FTSE Developed ex NA Index	121	Russell - Midcap Index
49	FTSE Developed Europe ex UK Index	122	Russell Top 200 Growth Index
50	FTSE Developed Index	123	Russell Top 200 Index
51	FTSE Developed Small Cap ex US Index	124	Russell Top 200 Value Index
52	FTSE EMEA Index	125	Russell/Nomura Total Market Index
53	FTSE Emerging Asia Pacific Index	126	NASDAQ Composite Index
54	FTSE Eurobloc Index	127	NASDAQ 100 Index
55	FTSE Europe ex UK Index	128	NASDAQ Capital Market Composite Index
56	FTSE Kaigai Index	129	NASDAQ Global Market Composite Index
57	FTSE NASDAQ 500 Index	130	NYSE Composite Index
58	FTSE NASDAQ Large Cap Index	131	Philadelphia Semiconductor Index
59	FTSE NASDAQ Mid Cap Index	132	S&P 500 Composite Stock Price Index
60	FTSE World Asia Pacific Index	133	S&P 500 / Citigroup Growth Index
61	JPMorgan EMBI Global Core Index	134	S&P 500 / Citigroup Value Index
62	Morningstar Mid Core Index	135	S&P Citigroup World Ex US Cap Range Index
63	Morningstar Mid Growth Index	136	S&P Europe 350 Index
64	Morningstar Mid Value Index	137	S&P 500 Index
65	Morningstar Small Core Index	138	S&P Midcap 400 Index
66	Morningstar Small Growth Index	139	S&P 100 Index
67	Morningstar Small Value Index	140	S&P 700 Index
68	MSCI All Country Asia ex Japan Index	141	S&P 900 Index
69	MSCI All Country World ex US Index	142	S&P 1000 Index
70	MSCI All Country World Index	143	S&P Composite 1500 Index

Code of Ethics Procedures
September 2012

Appendix D

Broad-Based Market Exchange Traded Funds (ETFs) and HOLDRs

71	MSCI BRIC Index	144	S&P Global 100 Index
72	MSCI Canada Index	145	S&P Global 1200 Index
73	MSCI EAFE Index

Code of Ethics Procedures
September 2012

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